UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 24, 2005

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8501 E. Princess Drive, Suite 290, Scottsdale, Arizona	85255

(Address of Principal Executive Offices)	(Zip Code)

(480) 609-3330

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

     On February 28, 2005, we filed a Current Report on Form 8-K disclosing that, among other things, we priced a public offering of our common stock at a public price of $70.35 per share. Concurrently therewith, our Co-Chief Executive Officers offered 600,000 shares of Meritage common stock for the same offering price, from which Meritage will receive no proceeds. On March 2, 2005, the Company and the selling stockholders completed the sale to the underwriters of an aggregate 1,500,000 shares and the Company sold to the underwriters an additional 135,000 shares pursuant to an over-allotment option contained in the underwriting agreement.

     We are filing this Amendment No. 1 on Form 8-K to include additional materials pertaining the closing of the above described common stock offering which are incorporated by reference into the registration statements to which the prospectus supplement for the offering relates (Nos. 333-87398 and 333-58793).

     Except as set forth above, no items or information in the original Current Report on Form 8-K to which this amendment relates are being amended or supplemented.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

1.1	Underwriting Agreement dated February 24, 2005

5.1	Opinion of Venable LLP regarding legality of the shares offered

23.1	Consent of Venable LLP (included at Exhibit 5.1)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2005

MERITAGE HOMES CORPORATION

/s/	Larry W. Seay

By:	Larry W. Seay
Chief Financial Officer, Vice President and Secretary